Exhibit 2.2

BYLAWS

OF

ARCIMOTO, INC.

Bylaws of Arcimoto, Inc. – Page i

BYLAWS OF

ARCIMOTO, INC.

Bylaws of Arcimoto, Inc. – Page ii

BYLAWS OF

ARCIMOTO, INC.

ARTICLE I - SHAREHOLDERS

1.1         Annual Meetings. The annual meeting of the shareholders of Arcimoto, Inc. (the “Company”) shall be held on the second Friday in January each year. At the annual meeting, the shareholders shall elect a Board of Directors and transact any other business that may legally come before the meeting. However, failure to hold an annual meeting on the stated date shall not affect the validity of any corporate action.

1.2         Special Meetings. Special shareholders’ meetings may be called by the president, the Board of Directors or shareholders holding at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the meeting. If a meeting is called by shareholders, those shareholders shall sign, date and deliver to the Company’s secretary one or more written demands for the special meeting, describing the purpose(s) for which it is to be held. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand. Only business within the purpose(s) stated in the meeting notice given under Section 1.4 of these Bylaws may be conducted at a special meeting.

1.3         Place and Manner of Meetings. Shareholders’ meetings shall be held at the Company’s principal office or any other place designated by the Board of Directors. Shareholders’ meetings may be held by means of conference telephone or similar communications equipment by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

1.4         Notice of Meetings.

a.           Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, shall be given not earlier than 60 days nor less than 10 days before the meeting date, personally or by mail, fax or other form of wire or wireless communication, by or at the direction of the president, the secretary, the Board of Directors or the persons calling the meeting, to each shareholder of record entitled to receive notice of the meeting. The notice shall be effective upon personal delivery or when mailed, if it is mailed postpaid and is correctly addressed to the shareholder’s address shown in the Company’s current record of shareholders. Notice by all other means shall be effective as specified in the Oregon Business Corporation Act (the “Act”).

b.           When a meeting is adjourned for more than 120 days after the date fixed for the original meeting, or when a redetermination of the persons entitled to receive notice of the resumed meeting is required by law, notice of the resumed meeting shall be given in the same manner as required for an original meeting. In all other cases, no notice of the adjournment or of the business to be transacted at the resumed meeting need be given other than by announcement at the original meeting before adjournment.

1.5         Waiver of Notice. A shareholder may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. The waiver shall be in writing, signed by the shareholder entitled to notice and delivered to the Company for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at or participation in a meeting waives any required notice of the meeting unless the shareholder, at the beginning of the meeting or promptly on his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

1.6         Quorum.

a.           A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any shareholders’ meeting. If a person attends a meeting for the express purpose of objecting to transacting any business on the grounds that the meeting was not lawfully called or convened, the shares held by that person or represented by a proxy given to that person shall not be included for purposes of determining whether a quorum is present. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting as provided above, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the resumed meeting. The persons present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough persons to leave less than a quorum.

Bylaws of Arcimoto, Inc. – Page 1

b.           In the absence of a quorum, a majority of the shares represented in person or by proxy may adjourn the meeting from time to time until a quorum shall attend. Any business that might have been transacted at the original meeting may be transacted at the resumed meeting if a quorum exists.

1.7         Proxies. A shareholder may vote in person or by written proxy signed by the shareholder personally or by the shareholder’s duly authorized attorney-in-fact. A proxy shall be effective when received by the secretary of the Company or other officer or agent authorized to tabulate votes. No proxy shall be valid after 11 months from the date of its execution, unless a longer period is expressly provided in the proxy.

1.8         Shareholders of Record. The persons entitled to receive notice of or to vote at any shareholders’ meeting shall be those persons designated as shareholders on the Company’s stock transfer books on the date that notice of the meeting is mailed, or on such other date as determined in advance by the Board of Directors, which date shall be not more than 70 days nor less than 10 days before the meeting.

1.9         Voting Requirements.

a.            On each matter submitted to a vote at a shareholders’ meeting, each shareholder shall be entitled to one vote for each share of voting stock standing in the shareholder’s name on the Company’s stock transfer books.

b.            If a quorum exists, action on any matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws, in which case the contrary provision shall control.

1.10      Action Without Meeting. As provided in the Articles of Incorporation, any action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all shareholders entitled to vote on the action were present and voted. Any shareholder action taken under this Section 1.10 must be evidenced by one or more written consents describing the action taken, signed by the shareholders taking the action and delivered to the Company for inclusion in the minutes or filing with the corporate records. Action taken under this Section 1.10 is effective when the consent or consents bearing sufficient signatures are delivered to the Company, unless the consent or consents specify an earlier or later effective date. If action is taken without a meeting by less than unanimous consent under this Section 1.10, the Company must give written notice of the action, promptly after the action is taken, to shareholders who did not consent in writing to the action. The notice given must contain or be accompanied by the same material that would have been required to be sent to those shareholders in a notice of meeting at which the proposed action would have been submitted to those shareholders for action.

ARTICLE II - DIRECTORS

2.1         Number of Directors. The Company’s business and affairs shall be managed and controlled by a Board of Directors. The Board of Directors shall consist of not less than one or more than five directors. The Company initially shall have one director, and the number of directors shall otherwise be determined from time to time by resolution of the Board of Directors. Each director shall hold office until the earliest of: (a) the election of the director’s successor; (b) the director’s death; or (c) the resignation or removal of the director in accordance with these Bylaws.

2.2         Annual Meetings. A regular annual meeting of the Board of Directors shall be held without notice other than these Bylaws immediately after the annual shareholders’ meeting is adjourned.

2.3         Special Meetings. Special meetings of the Board of Directors for any purpose(s) may be called at any time by the president or any director.

Bylaws of Arcimoto, Inc. – Page 2

2.4         Place and Manner of Meetings. Meetings of the Board of Directors shall be held at the Company’s principal office or any other place designated by the Board of Directors. Meetings of the Board of Directors may be held by means of conference telephone or similar communications equipment by which all persons participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

2.5         Notice of Special Meetings. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours before the meeting in person or by mail, telephone, fax or other form of wire or wireless communication. If mailed, notice shall be effective at the earliest of: (a) two days after deposit in the U.S. mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (b) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be effective when received by or on behalf of the director or as otherwise specified in the Act.

2.6         Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. The waiver shall be in writing, signed by the director entitled to notice, specify the meeting for which notice is waived and delivered to the Company for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting waives any required notice of the meeting unless the director, at the beginning of the meeting or promptly on his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.7         Quorum; Manner of Acting. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The affirmative vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number of directors is required by law, the Articles of Incorporation or these Bylaws, in which case the contrary provision shall control.

2.8         Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

2.9         Removal. Any director may be removed by the shareholders, with or without cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

2.10      Resignation. A director may resign at any time by delivering written notice to the Board of Directors, its chairperson or the Company. A resignation is effective as specified in Section 2.5, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective.

2.11      Vacancies.

a.           A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director.

b.           Vacancies in the Board of Directors may be filled by:

1.           The Board of Directors, by the earlier of 60 days after the creation of the vacancy or the annual shareholders’ meeting provided for in Section 1.1. The remaining directors may fill the vacancy by the affirmative vote of a majority of all directors remaining in office.

2.           The shareholders, at an annual or special meeting, if the directors fail to fill the vacancy as provided above.

Bylaws of Arcimoto, Inc. – Page 3

c.           The shareholders shall elect the additional directors if the number of directors is increased by amendment of these Bylaws.

d.           A director elected to fill a vacancy shall hold office until the next shareholders’ meeting at which directors are elected.

e.          If the Board of Directors accepts the resignation of a director made effective at a later date, a successor may be elected by the remaining directors to take office when the resignation becomes effective.

2.12       Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attending each meeting of the Board of Directors, and may be paid a fixed sum for attending each meeting or a stated salary as director. No such payments shall prevent any director from serving the Company in any other capacity and receiving compensation for that service.

2.13       Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. Creation of a committee and appointment of members to it shall be approved by a majority of all the directors in office when the action is taken. Any such committee shall have and may exercise all the authority of the Board of Directors in managing the Company, except to the extent prohibited by law.

ARTICLE III - OFFICERS

3.1         Designation of Officers. The Company’s officers shall consist of a president and a secretary, each of whom shall be appointed by the Board of Directors. The Board of Directors may appoint additional officers or assistant officers from time to time. If not appointed by the Board of Directors, the president may appoint additional officers or assistant officers from time to time.

3.2         Term. Each officer shall hold office until the earliest of: (a) the appointment of the officer’s successor; (b) the officer’s death; or (c) the resignation or removal of the officer in accordance with these Bylaws.

3.3         Removal. The Board of Directors may remove any officer at any time, with or without cause. The president may remove any officer appointed by the president at any time, with or without cause. Removal of an officer does not affect the contract rights, if any, of the Company or the officer.

3.4         Resignation. An officer may resign at any time by delivering written notice to the Company. A resignation is effective as specified in Section 2.5, unless the notice specifies a later effective date. If the Company accepts the resignation of an officer made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. Unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective.

3.5         Compensation. The compensation, if any, of all officers of the Company shall be fixed by the president, unless otherwise designated by the Board of Directors.

3.6         Duties. Each officer has the authority and shall perform the duties set forth in these Bylaws and, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

3.7         President. The president shall be the chief executive officer of the Company, shall preside at all meetings of the Board of Directors and the shareholders and shall, subject to the control of the Board of Directors, be responsible for the conduct and management of the Company’s business and fiscal affairs and the general supervision of its property, business interests and agents. At the annual shareholders’ meeting, the president shall make an annual report on the Company’s business and fiscal affairs and make such recommendations as the president deems proper.

Bylaws of Arcimoto, Inc. – Page 4

3.8         Secretary.

a.           The secretary shall keep or cause to be kept at the Company’s principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of the directors and shareholders showing the time and place of the meeting; whether it was a regular or special meeting, and if a special meeting, how authorized; the notice given; the names of those present at directors’ meetings; the number of shareholders present or represented at shareholders’ meetings; and the proceedings at those meetings.

b.           The secretary shall keep or cause to be kept at the Company’s registered office or at the office of the Company’s transfer agent a stock transfer book, or a duplicate stock transfer book, showing the shareholders’ names and addresses, the number and classes of shares held by each, the number and date of certificates issued for those shares and the number and date of cancellation of certificates surrendered for cancellation.

c.            The secretary shall give or cause to be given notice of shareholders’ and Board of Directors’ meetings as required by these Bylaws.

3.9         Treasurer. The treasurer shall have charge and custody and be responsible for all funds and securities of the Company, and shall have any other duties prescribed from time by the Board of Directors.

3.10      Vice President(s). Each vice president, if any, shall perform those duties that the president or the Board of Directors prescribes. The vice president or, if there is more than one vice president, the vice president designated by the president, shall have the same powers as the president in the president’s absence or during the president’s disability or inability to act.

ARTICLE IV - CORPORATE RECORDS - INSPECTION

4.1         Maintenance of Records. The Company shall maintain adequate and correct books, records and accounts of its business and properties. Except as otherwise provided by law, all books, records and accounts shall be kept at the Company’s principal office.

4.2         Inspection of Books and Records. A shareholder of the Company is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Company, all books, records and accounts of the Company if the shareholder gives the Company written notice of his, her or its demand at least five business days before the date on which the shareholder wishes to inspect and copy. The shareholder may inspect and copy such records only if the shareholder’s demand is made in good faith and for a proper purpose; the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect; and the records are directly connected with the shareholder’s purpose.

4.3         Inspection of Bylaws and Articles of Incorporation. A shareholder of the Company is entitled to inspect and copy, during regular business hours at the Company’s principal office, the Articles of Incorporation and all amendments or restatements, the Bylaws and all amendments or restatements and any resolutions adopted by the Board of Directors, if the shareholder gives the Company written notice of his, her or its demand at least five business days before the date on which the shareholder wishes to inspect and copy. The Company may impose a reasonable charge covering the costs of labor and materials for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

ARTICLE V - CERTIFICATES AND TRANSFER OF SHARES

5.1         Certificates for Shares.

a.             Certificates for shares shall be in such form as the Board of Directors may determine. In addition to any other requirements of law, each certificate for shares shall state the following on its face: (1) the name of the Company and that it is organized under Oregon law; (2) the name of the person to whom issued; (3) the number and class of shares and the designation of the series, if any, that the certificate represents; and (4) the number of the certificate and its date of issuance.

Bylaws of Arcimoto, Inc. – Page 5

b.            The certificates shall be signed by the president or a vice president and the secretary or an assistant secretary of the Company.

5.2         Transfer of Certificates. On surrender to the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled to that certificate, cancel the old certificate and record the transaction on its stock transfer books.

5.3         Lost, Stolen or Destroyed Certificates. If a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in its place upon such proof of loss, theft or destruction and upon the giving of such bond or other security as the Board of Directors may require.

ARTICLE VI - INDEMNIFICATION

6.1        Definitions. As used in this Article VI:

a.           “Company” means the Company and any domestic or foreign predecessor entity of the Company in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

b.           “Director” means an individual who is or was a director of the Company or an individual who, while a director of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the Company’s request if the director’s duties to the Company also impose duties on or otherwise involve services by the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, a director’s estate or personal representative.

c.           “Expenses” include counsel fees.

d.           “Liability” means the obligation to pay a judgment, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred in connection with a proceeding. “Liability” includes the obligation to pay a settlement amount actually and reasonably incurred in connection with a proceeding.

e.           “Officer” means an individual who is or was an officer of the Company or an individual who, while an officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. An officer is considered to be serving an employee benefit plan at the Company’s request if the officer’s duties to the Company also impose duties on or otherwise involve services by the officer to the plan or to participants in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, an officer’s estate or personal representative.

f.           “Party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

g.           “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal.

6.2         Indemnification. Upon a determination that indemnification is permissible in the circumstances, the Company shall indemnify all directors and officers against any liability incurred in a proceeding to which the director or officer was made a party because he or she is or was a director or officer. However, indemnification in connection with a proceeding by or in the right of the Company shall be limited to reasonable expenses in connection with the proceeding. Indemnification of reasonable expenses in connection with any proceeding shall be deemed permissible in any proceeding in which a director or officer is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Bylaws of Arcimoto, Inc. – Page 6

6.3         Determination.

a.           For the purposes of this Section 6.3, indemnification is permissible in the circumstances if:

1.           The conduct of the director or officer was in good faith;

2.           The director or officer reasonably believed that his or her conduct was in the Company’s best interests, or at least not opposed to its best interests; and

3.           In the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

4.           A director’s or officer’s conduct with respect to an employee benefit plan for a purpose the director or officer reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Section 6.3.a.(2) above.

b.           Determination that indemnification is permissible shall be made as follows:

1.           By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

2.           If a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding. Directors who are parties to the proceeding may participate in the designation of the committee;

3.           By special legal counsel selected by the Board of Directors or its committee in the manner described in Section 6.3.b.(1) or (2) above or, if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated under Section 6.3.b.(2), the special legal counsel shall be selected by a majority vote of the full Board of Directors, including directors who are parties to the proceeding; or

4.           By the shareholders.

c.           Evaluation that expenses are reasonable or that a settlement obligation is reasonable shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, evaluation that expenses are reasonable or that a settlement obligation is reasonable shall be made by those entitled to select counsel under Section 6.3.b.(3)

d.           Termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in Section 6.3.a.

e.            Notwithstanding any other provision of this Article VI, the Company shall not indemnify a director or officer:

1.           In connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or

2.           In connection with any other proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer.

Bylaws of Arcimoto, Inc. – Page 7

6.4         Advancement of Expenses. The Company shall pay for or reimburse the reasonable expenses incurred by any director or officer who is a party to a proceeding before final disposition of the proceeding if the director or officer furnishes a written affirmation of the director’s or officer’s good faith belief that the director or officer met the standard of conduct set forth in Section 3.a., and furnishes a written undertaking executed personally or on the director’s or officer’s behalf, which is an unlimited general obligation of the director or officer to repay the advance if it is ultimately determined that the director or officer is not entitled to indemnification under this Article VI.

6.5         Insurance. The Company may purchase and maintain insurance on behalf of each director and officer against liability asserted against or incurred by the director or officer.

6.6         Application. The provisions for indemnification and advancement of expenses under this Article VI shall not be deemed exclusive of any other rights to which directors or officers may be entitled under any agreement with the Company, any general or specific action of the Board of Directors, vote of shareholders or otherwise, or any rights under Oregon law, and the rights under this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of that person’s heirs, executors and administrators. However, the Company shall not indemnify any director or officer from or on account of acts or omissions for which liability could not be eliminated under ORS 60.047(2)(d).

ARTICLE VII - GENERAL PROVISIONS

7.1         Notices to Shareholders and Directors. In an effort to reduce the consumptive use of natural resources, notices and all other written communications required to be sent to shareholders and directors shall, to the extent permitted by law and to the extent technically practicable and fiscally prudent, be sent by electronic transmission in a manner authorized in writing by the shareholder or director. The Board of Directors and the President shall cause the appropriate officers to implement this Section 7.1 in accordance with the Articles of Incorporation, these Bylaws and the Act.

7.2         Execution of Documents. Any documents may be executed on behalf of the Company by the president or any other officer(s) the Board of Directors may designate.

7.3         Amendment of Bylaws. The Board of Directors may amend or repeal these Bylaws, except as otherwise provided by law.

ARTICLE VIII - RIGHT OF FIRST REFUSAL

8.1         Right of First Refusal. In addition to any other limitation on transfer created by applicable securities laws, these bylaws or contract, no Shareholder shall sell, assign, pledge or otherwise transfer (a “Transfer”) any of the shares of capital stock of the Company, or any right or interest therein, whether voluntarily, involuntarily, by operation of law, by gift or otherwise, except a Transfer which meets the requirements hereinafter set forth in this Article VIII:

8.1.1           If the Shareholder desires to transfer any shares of capital stock, the Shareholder (the “Transferring Shareholder”) shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration and all other terms and conditions of the proposed transfer.

8.1.2           For twenty (20) days following receipt of such notice, the Company shall have the option to purchase all or any portion of the shares specified in the notice at the price and upon the terms set forth in such notice. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Article VIII, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. If the Company elects to purchase any of the shares, it shall give written notice to the Transferring Shareholder of its election, and the closing of the Company’s purchase of such shares shall be made as provided below.

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8.1.3            If the Company elects to acquire any of the shares of the Transferring Shareholder as specified in the Transferring Shareholder’s notice, the Secretary of the Company shall so notify the Transferring Shareholder (including notice as to the number of shares to be acquired) and settlement thereof shall be made no later than sixty (60) days after the Secretary delivers such notice to the Transferring Shareholder; provided, however, that if the terms of payment set forth in the Transferring Shareholder’s notice were other than cash or evidences of indebtedness against delivery, then the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Transferring Shareholder and the Company cannot agree on such cash value within ten (10) days after the Company’s receipt of the Transferring Shareholder’s notice, the valuation shall be made by an appraiser of recognized standing selected by the Transferring Shareholder and the Company, or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Transferring Shareholder’s notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such cash value. The cost of such appraisal shall be shared equally by the Transferring Shareholder and the Company. If the time for the closing of the purchase has expired but for the determination of the value of the purchase price offered by the Company, then such closing shall be held on or prior to the fifth Business Day after such valuation shall have been made pursuant to this subsection. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the United States are authorized or required to close.

8.1.4            If the Company does not elect to acquire all of the shares specified in the Transferring Shareholder’s notice, the Transferring Shareholder may, within the twenty (20) day period following the expiration of the option rights granted to the Company herein, transfer the shares specified in such Transferring Shareholder’s notice which were not acquired by the Company on terms and conditions (including the purchase price) no more favorable to the proposed Transferee than those specified in such transferring Shareholder’s notice. All shares so sold by such transferring Shareholder shall continue to be subject to the provisions of this Article VIII in the same manner as before such transfer.

8.2         Exempt Transfers. Notwithstanding anything to the contrary contained herein, the following transactions shall be exempt from the provisions of this Article VIII:

8.2.1           A Shareholder’s transfer of any or all of such Shareholder’s shares to the Company.

8.2.2           A Shareholder’s transfer of any or all of its shares to any other Shareholder.

In any such case, the transferee shall receive and hold such stock subject to the provisions of this Article VIII, and there shall be no further transfer of such stock except in accord with this Article VIII.

These Amended and Restated Bylaws were adopted by the Board of Directors on March 14, 2013.

By:	/s/ Mark Frohnmayer
Mark Frohnmayer, Secretary

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